REEBOK INTERNATIONAL LTD.
(Amounts in thousands)

Exhibit 12 - Statement RE: Computation of Ratio of Earnings to Fixed Charges

                                                           1993                  1992                   1991
                                                           ----                  ----                   ----
EARNINGS
   Pretax income                                       $363,247              $257,964               $389,886
   Add:
         Interest on indebtedness                        25,021                20,080                 29,295
         Amortization of debt discount
           and issuance costs                             1,368                 1,914                  1,741
         Interest on letters of credit
            included in cost of goods sold                    -                    40                     87
         Portions of rent representative
            of the interest factor                        7,876                 6,764                  5,393
                                                          -----                 -----                  -----

         Income as adjusted                            $397,512              $286,762               $426,402
                                                       ========              ========               ========


FIXED CHARGES
         Interest on indebtedness                       $25,021               $20,080                $29,295
         Amortization of debt discount
           and issuance costs                             1,368                 1,914                  1,741
         Interest on letters of credit
            included in cost of goods sold                    -                    40                     87
         Portions of rent representative
            of the interest factor                        7,876                 6,764                  5,393
                                                          -----                 -----                  -----

         Fixed charges                                  $34,265               $28,798                $36,516
                                                        =======               =======                =======

         Ratio of earnings to fixed charges                11.6                  10.0                   11.7
                                                           ====                  ====                   ====
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